EXHIBIT 10.1
INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT, dated as of February 22, 2011, is by and between Safety & Ecology Holdings Corporation, a Nevada corporation and its operational subsidiary, Safety and Ecology Corporation, Inc., a Nevada corporation (collectively, the “Company”), and Christopher P. Leichtweis and Myra Leichtweis (the “Indemnitees”):
WHEREAS, the Indemnitees have personally entered into indemnity and guarantees with third parties (collectively, the “Existing Indemnities”), and may personally enter into future indemnity and guarantees with third parties (“Future Indemnities” and, with the “Existing Indemnities,” the “Indemnities”), regarding bonded projects for the benefit of the Company; and
WHEREAS, the Indemnitees have provided the Company complete and accurate copies of all Current Indemnities; and
WHEREAS, the Indemnitees have requested, and the Company has agreed, to compensate the Indemnitees at a rate of 0.75% of the value of bonds for which the Indemnitees have entered into Indemnities but only in accordance with the terms of this Agreement (“Indemnitees’ Compensation”); and
WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to indemnify Indemnitees with respect to the Indemnities to the maximum extent permitted by law but only in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Indemnification and Advancement of Expenses. The Company shall indemnify Indemnitees against judgments, penalties, fines and amounts paid in settlement, and advance Expenses to Indemnitees, in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, direct or derivative, other than one initiated directly by Indemnitees, and which arises out of or is directly related to any of the Indemnities; provided, however, that such definition shall exclude a Proceeding by which Indemnitees seek to enforce their rights under this Agreement (a “Proceeding”). “Expenses” shall mean all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, reasonable and necessary travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

2. Time is of the Essence. The Company shall satisfy its indemnification obligations under this Agreement within 30 days after receipt of a written request therefore from the Indemnitees. The Company shall advance all Expenses incurred by or on behalf of Indemnitees in connection with any Proceeding within 30 days after the receipt by the Company of a written statement from Indemnitees requesting such advance, provided the statement is accompanied by appropriate documentation of such Expenses in accordance with the Company’s usual policies for reimbursement of business expenses.
3. Defense of Claims; Settlements. The Company may through counsel of its choosing participate with Indemnitees in the defense of a claim in any Proceeding. If the Company elects to participate with Indemnitees in the defense of such a claim, the Company shall be responsible for the costs of its legal counsel. Indemnitees shall not agree to or enter into any settlement or consent decree with respect to any such claim without obtaining the Company’s prior written consent, which consent is not to be unreasonably withheld or delayed.
4. Non-exclusivity. The rights of indemnification and to advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitees may at any time be entitled under applicable law, the Company’s Articles of Incorporation or Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitees with respect to any action taken or omitted by such Indemnitees prior to such amendment, alteration, rescission or replacement.
5. Compensation. The Indemnitees shall be entitled to the Indemnitees’ Compensation with respect to (i) the Existing Indemnities within five business days of the date hereof and (ii)(a) any Future Indemnities (with respect to existing or future bonds) or (b) future bonds pursuant to Existing Indemnities, in each case, that have been approved in accordance with Section 6(a) below, provided, that 60% of such Indemnitees’ Compensation shall be paid within five days of execution of such bonds or Indemnities, as applicable, and the balance shall be paid within five days of the Company’s receipt of a notice of contract substantial completion and acceptance (or functionally similar document); provided, however, that if either or both of the Indemnitees withdraw from any Indemnity, then such Indemnitees’ Compensation shall be set-off against any payments owed by the Company to the Indemnitees and any consideration the Indemnitees may receive in connection with the sale of any of the Company’s equity or assets. For the avoidance of doubt and for illustration purposes only, if the Indemnitees enter into an indemnity agreement in relation to a bond valued at $1,000,000, then the Indemnitees, together, shall be entitled to Indemnitees’ Compensation in the total amount of $7,500.
6. Miscellaneous.
(a) Term; Future Bonds. This Agreement shall continue so long as any of the Indemnities remain in effect; provided, however, subject to current internal guidelines on approval authority (the “Approval Authorities”) in place with Homeland Security Capital Corporation (the “Parent”), the Company may not, after the date hereof, (i) execute any bonds or Indemnities with any Surety or (ii) agree to pay any Indemnitee Compensation in relation thereto without obtaining the prior approval of each of the board of directors of the Company and the Parent and, with respect to the payment of any Indemnitee Compensation, the Compensation Committee of the Parent’s board of directors, in addition to any other requirements of the Approval Authorities.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, then such provision shall be deemed modified to the extent required to carry out the intent of this Agreement, and the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.
(c) Third Party Benefit; Successors and Assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors and assigns, including, without limitation, any Change of Control of the Company. A “Change of Control” means (i) the consummation of a reorganization, merger or consolidation, or sale or other disposition of substantially all of the assets of the Company, or (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than fifty percent (50%) of either (x) the then-outstanding shares of common stock of the Company; or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.
(d) Modification, Amendment, Waiver or Termination. Indemnitees’ rights under this Agreement are vested as of the date hereof. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.
(e) Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail or facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received at the address or facsimile number for notice, except for notices sent by U.S. mail, which shall be effective on the third business day after deposit in the mail, properly addressed and postage prepaid.

If to the Company:	If to the Indemnitees:
Safety and Ecology Corporation	Mr. Christopher Leichtweis
SEC Business Center	SEC Business Center
2800 Solway Road	2800 Solway Road
Knoxville, TN 37931	Knoxville, TN 37931
Attn: Mr. Ray Peters	Facsimile: 865- 251-0354
Facsimile: 865-539-9868

Any party may change the address set forth above by notice to each other party given as provided herein.
(f) Counterparts; Facsimiles. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile shall be treated as original signatures.
(g) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the State of Tennessee, without giving effect to any choice of law provisions thereof.
(h) Jurisdiction and Venue. THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN KNOX COUNTY, TENNESSEE, AND EACH PARTY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT. IF ANY PARTY COMMENCES ANY ACTION UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT IN ANOTHER JURISDICTION OR VENUE, ANY OTHER PARTY TO THIS AGREEMENT SHALL HAVE THE OPTION OF TRANSFERRING THE CASE TO THE ABOVE-DESCRIBED VENUE OR JURISDICTION OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.
IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date set forth above.

/s/ Christopher Leichtweis	COMPANY
CHRISTOPHER LEICHTWEIS, Indemnitee
	By:	/s/ Michael Brigante

Michael Brigante, Vice President

/s/ Myra Leichtweis MYRA LEICHTWEIS, Indemnitee

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